EXHIBIT 11

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                    HOMEOWNERS GROUP, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
        FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 1995 AND 1994

                                                                       SIX MONTHS ENDED         THREE MONTHS ENDED
                                                                            JUNE 30,                  JUNE 30,
                                                                   -----------------------   -----------------------
                                                                      1995         1994          1995        1994
                                                                   ----------   ----------   ----------   ----------
Net income                                                         $  728,981   $2,358,564   $  413,043   $1,993,388
                                                                   ----------   ----------   ----------   ----------
Calculation of primary net income per common share:
    Weighted average common shares outstanding during the period    5,558,350    5,558,350    5,558,350    5,558,350
    Weighted average additional common shares (options)                     0            0            0            0
                                                                   ----------   ----------   ----------   ----------
    Weighted average primary common shares outstanding              5,558,350    5,558,350    5,558,350    5,558,350
    Primary net income per common share                            $     0.13   $     0.42   $     0.07   $     0.36
                                                                   ==========   ==========   ==========   ==========
Calculation of fully diluted net income per common share:
    Weighted average common shares outstanding during the year .    5,558,350    5,558,350    5,558,350    5,558,350
    Weighted average additional common shares (options)                     0            0            0            0
                                                                   ----------   ----------   ----------   ----------
    Weighted average fully diluted common shares outstanding        5,558,350    5,558,350    5,558,350    5,558,350
                                                                   ----------   ----------   ----------   ----------
Fully diluted net income per common share                          $     0.13   $     0.42   $     0.07   $     0.36
                                                                   ==========   ==========   ==========   ==========


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